FINDER'S AGREEMENT

THIS AGREEMENT is made and entered into as of this 14th day of August, 2012, by and between Kenneth N. Flechler, III and/or assigns ("Consultant") at 308 Creek Road West; Greenwood, SC 29646, and Eclipse Identity Recognition, Inc. ("Client) of Los Gatos, California.

WHEREAS, Consultant provides services with respect to capital financing or sales of businesses, and encounters and develops information concerning certain sources for such financing or sales (the "Candidates");

WHEREAS, the Client desires to evaluate the Candidates with a view to being acquired or invested in by such Candidates; and

WHEREAS, the parties desire to set forth their understanding with respect to information concerning Candidates delivered to the Client by Consultant.

NOW, THEREFORE, in consideration of the premises and promises contained herein, the parties agree as follows:

1. Information. Consultant agrees to disclose the names and relevant information in his possession concerning Candidates listed on Exhibit A and such other Candidates as from time to time Consultant may be agreed upon in writing by the parties. Consultant further agrees to offer such reasonable advice and assistance as may be requested by the Client to effect or help obtain financing from or cause a sale to a Candidate.

2. Remuneration. If the Client acquires or invests in a Candidate within two years of the date information on such Candidate is first delivered by Consultant to the Client, Consultant shall be entitled to cash as a percentage of the Aggregate Consideration related to the transaction as follows:

   1. Six percent (6%) of

   Aggregate Consideration (See Para. 3.)

   in Cash.

KF

The payment shall be made in immediately available funds within seven (7) days of the closing of the financing or acquisition by a Candidate.

3. Aggregate Consideration. The Aggregate Consideration for purposes of calculating the fee due Consultant shall be deemed to be the total amount of all cash and the fair market value (on the date of sale) of the Candidate.

4. Expenses. All expenses incurred by Consultant on behalf of the Client shall be paid by the Consultant.

5. Nondisclosure. Consultant will obtain signed nondisclosure agreements from Candidates prior to providing confidential information related to the Client when necessary.

6. Independent Contractor Status. Consultant is retained only for the purposes and to the extent set forth in this Agreement, and it is expressly understood and agreed by the parties that Consultant is engaged hereunder as an independent contractor. As an independent contractor, Consultant acknowledges and agrees that (i) Consultant has no authority to enter into any agreement or arrangement, whether written or verbal, on behalf of the Company, and (ii) Consultant shall not be entitled to any pension, bonus, profit sharing, health or similar benefit which the Company may make available to its employees from time to time. Nothing in this Agreement is intended to be an agreement for employment and the parties herein do not intend to create any employment relationship between the Company and Consultant. Consultant shall be an independent contractor and shall be solely responsible for all federal, state and local taxes, withholdings and related obligations which may arise from any compensation made by the Company to Consultant, including without limitation, federal and state income tax obligations and contributions to social security, disability and workers' compensation insurance benefits. Consultant agrees to indemnify, defend and hold the Company harmless from and against any and all claims or liability arising out of or in connection with any alleged failure to satisfy any such obligations. Company agrees to indemnify, defend and hold Consultant harmless from and against any and all claims or liability arising out of or in connection with any alleged failure to satisfy any such obligations.

7. Notice. All notices under this Agreement will be delivered to the parties at their respective addresses as set forth above, or at such other addresses as may from time to time be specified in writing by such party.

KF

8. Miscellaneous. This Agreement represents the entire understanding of the parties hereto and no amendment or variation of the terms and conditions of this Agreement shall be valid unless such is in writing and signed by the parties hereto. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Kenneth N. Flechler, III

Eclipse Identity Recognition, Inc.

By: stephen d. miller

Its: Steve Miller

Exhibit A

Candidates to-be-revealed after Eclipse Identity Recognition, Inc. Member has signed this Agreement.

Future companies can be added by Consultant to Exhibit A in writing via e-mail, FAX or post.

ADDENDUM TO FINDER'S AGREEMENT BETWEEN TIM ECLIPSE IDENTITY RECOGNITION CORPORATION ("CLIENT") AND KENNETH N. FLECHLER ("CONSULTANT")

This Addendum is in reference to the **Finder's Agreement ("Agreement")** **dated August 14, 2012** and signed between Client and Consultant.

This Addendum is in connection with an acquisition/sale of Client by a third party ("Candidate") as a result of Consultant's introduction of Candidate to Client.

May it be known that the undersigned parties, for good consideration, do hereby agree to make the following changes and/or additions in this Addendum as outlined below.

1. First paragraph = " Inc." needs to be changed to "Corporation."

2. Section 1 = to be added:
   " Client has right to accept or reject Candidates introduced to Client by Consultant and that Consultant shall disclose the names of Candidates to Client immediately upon execution of the Finder's Agreement."

3. Section 2 (1) = to be changed:
   "If a Candidate acquires or invests in Client, 6% commission paid to Consultant shall only be paid upon Client receipt of the invested or acquisition funds from Candidate. "

4. Section 2 = to be added:
   "Finder's Agreement does not limit Client from seeking its own fundraising/acquisition efforts and activities from other sources and that Client is currently working with other sources on fundraising/acquisition efforts. On funds received from other sources as a result Client's own efforts, Consultant shall not be entitled to any commissions."

5. Section 5 - to be added:
   "Consultant shall also sign our non-disclosure agreement and treat in strict confidence al confidential information it receives from Client and shall not benefit or disclose or permit any of its employees to disclose such confidential information to any person or entity without written consent from Client."

6. Add a Term and Termination Section to the Finder's Agreement to state the following:
   "The term of the Finder's Agreement is for 1 year unless terminated sooner by either party. The Agreement automatically renews for successive 1 year terms unless terminated by either party no less than 30 days written notice. Either party can terminate without cause upon 30 days written notice to the other party.

7. Add Warranty Disclaimer Section to the Finder's Agreement to state the following:

"Client disclaims all warranties with regard to its company, products, and services, including disclaiming all implied warranties of merchantability and fitness for particular purpose."

8. Add Nonassignability/Nontransferrability Section to the Finder's Agreement to state the following:

   "This Agreement may not be assigned, delegated, or transferred by Consultant without Client's prior written consent. Subject to the preceding sentence, this Agreement will inure to the benefit of the parties' successors and assigns."

9. These additions shall be made valid as if they are included in the above mentioned Agreement and shall be attached to the Agreement as an Exhibit.

10. No other terms or conditions of the Agreement shall be negated or changed as a result of this Addendum.

11. Except as clarified by this Addendum, all other provisions of the Agreement shall remain in full force and effect.

12. This Agreement cannot be amended or modified except by written notification and consent by both parties

ADDENDUM IS ACCEPTED BY THE PARTIES AND EFFECTIVE AS OF **AUGUST 12, 2012**:

Kenneth N. Flechler

Signature: ______________________________
Kenneth N. Flechler

Eclipse Identity Recognition Corporation

Stephen d. Miller

Signature: ______________________________
Stephen Miller, CEO